EXHIBIT 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc.

1015 Third Avenue, Suite 1200

Seattle, Washington 98104

CONTACT:	A.J. Tangeman

General Counsel

(206) 674-3441	FOR IMMEDIATE RELEASE

Expeditors’ Subsidiary Receives Request for Information from European Commission in
Freight Forwarding Probe

SEATTLE, WASHINGTON – June 20, 2008, Expeditors International of Washington, Inc. (NASDAQ:EXPD ), the international freight forwarding and logistics company, said that on June 18, 2008, its U.K. subsidiary, Expeditors International (U.K.) Ltd., was the recipient of a request for information issued by the European Commission (EC) requesting certain information and records relating to an ongoing investigation of freight forwarders. Expeditors intends to cooperate with the EC in its efforts to investigate these matters.